AMENDMENT NO. 1 TO
                              RIGHTS AGREEMENT FOR
                               RECOTON CORPORATION


          THIS AMENDMENT NO. 1 TO RIGHTS AGREEMENT ("Amendment No. 1"), dated as of June 9, 1999, is entered into by and between Recoton Corporation., a New York corporation (the "Company"), and ChaseMellon Shareholder Services L.L.C., f/k/a Chemical Mellon Shareholder Services L.L.C. (the "Rights Agent").

          WHEREAS, the Company and the Rights Agent are parties to that certain Rights Agreement dated as of October 27, 1995 (the "Rights Agreement");

          WHEREAS, the Rights Agreement contains terms restricting the ability of the Board of Directors of the Company to redeem the Rights issued thereunder under certain circumstances;

          WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company and its shareholders to amend the Rights Agreement as set forth in this Amendment to address certain developments in law and to adopt certain changes requested by the Rights Agent; and

          WHEREAS, pursuant to Section 26 of the Rights Agreement, the Rights Agreement may be amended as set forth in this Amendment without approval of the holders of the Rights;

          NOW, THEREFORE, in consideration of the premises and the mutual agreements in this Amendment set forth, the Company and the Rights Agent hereby agree as follows:

1. DEFINITIONS. Capitalized terms used in this Amendment No. 1 and not otherwise defined herein shall have the meanings ascribed thereto in the Rights Agreement.

2. AMENDMENT OF RIGHTS AGREEMENT. The following provisions of the Rights Agreement are amended as set forth below:

       (a) Section 1(c) is amended to read in its entirely as follows:

                (c) A PERSON SHALL BE DEEMED THE "BENEFICIAL OWNER" OF, AND SHALL BE DEEMED TO "BENEFICIALLY OWN," ANY SECURITIES:

                              (i) WHICH SUCH PERSON OR ANY OF SUCH PERSON'S
               AFFILIATES OR ASSOCIATES, DIRECTLY OR INDIRECTLY, HAS THE RIGHT TO ACQUIRE (WHETHER SUCH RIGHT IS EXERCISABLE IMMEDIATELY OR ONLY AFTER THE PASSAGE OF TIME) PURSUANT TO ANY AGREEMENT, ARRANGEMENT OR UNDERSTANDING (WHETHER OR NOT IN WRITING) OR UPON THE EXERCISE OF CONVERSION RIGHTS, EXCHANGE RIGHTS, RIGHTS, WARRANTS OR OPTIONS, OR OTHERWISE; PROVIDED, HOWEVER, THAT A PERSON SHALL NOT BE DEEMED THE "BENEFICIAL OWNER" OF, OR TO "BENEFICIALLY OWN,"
               (A) SECURITIES TENDERED PURSUANT TO A TENDER OR EXCHANGE OFFER MADE BY SUCH PERSON OR ANY OF SUCH PERSON'S AFFILIATES OR ASSOCIATES UNTIL SUCH TENDERED SECURITIES ARE ACCEPTED FOR PURCHASE OR EXCHANGE, OR (B) SECURITIES ISSUABLE UPON EXERCISE OF RIGHTS AT ANY TIME PRIOR TO THE OCCURRENCE OF A TRIGGERING EVENT, OR (C) SECURITIES ISSUABLE UPON EXERCISE OF RIGHTS FROM AND AFTER THE OCCURRENCE OF A TRIGGERING EVENT WHICH RIGHTS WERE ACQUIRED BY SUCH PERSON OR ANY OF SUCH PERSON'S AFFILIATES OR ASSOCIATES PRIOR TO THE DISTRIBUTION DATE OR PURSUANT TO SECTION 3(A) OR
               SECTION 22 HEREOF (THE "ORIGINAL RIGHTS") OR PURSUANT TO SECTION 11(I) HEREOF IN CONNECTION WITH AN ADJUSTMENT MADE WITH RESPECT TO ANY ORIGINAL RIGHTS;

                              (ii) WHICH SUCH PERSON OR ANY OF SUCH PERSON'S
               AFFILIATES OR ASSOCIATES, DIRECTLY OR INDIRECTLY, HAS THE RIGHT TO VOTE OR DISPOSE OF OR HAS "BENEFICIAL OWNERSHIP" OF (AS DETERMINED PURSUANT TO RULE 13D-3 OF THE GENERAL RULES AND REGULATIONS UNDER THE EXCHANGE ACT), INCLUDING PURSUANT TO ANY AGREEMENT, ARRANGEMENT OR UNDERSTANDING, WHETHER OR NOT IN WRITING; PROVIDED, HOWEVER, THAT A PERSON SHALL NOT BE DEEMED THE "BENEFICIAL OWNER" OF, OR TO "BENEFICIALLY OWN," ANY SECURITY UNDER THIS SUBPARAGRAPH (II) AS A RESULT OF AN AGREEMENT, ARRANGEMENT OR UNDERSTANDING TO VOTE SUCH SECURITY IF SUCH AGREEMENT, ARRANGEMENT OR UNDERSTANDING: (A) ARISES SOLELY FROM A REVOCABLE PROXY GIVEN IN RESPONSE TO A PUBLIC PROXY OR CONSENT SOLICITATION MADE PURSUANT TO, AND IN ACCORDANCE WITH, THE APPLICABLE PROVISIONS OF THE GENERAL RULES AND REGULATIONS UNDER THE EXCHANGE ACT, AND (B) IS NOT ALSO THEN REPORTABLE BY SUCH PERSON ON SCHEDULE 13D UNDER THE EXCHANGE ACT (OR ANY COMPARABLE OR SUCCESSOR REPORT); OR

                              (iii) WHICH ARE BENEFICIALLY OWNED, DIRECTLY OR
               INDIRECTLY, BY ANY OTHER PERSON (OR ANY AFFILIATE OR ASSOCIATE THEREOF) WITH WHICH SUCH PERSON (OR ANY OF SUCH PERSON'S AFFILIATES OR ASSOCIATES) HAS ANY AGREEMENT, ARRANGEMENT OR UNDERSTANDING (WHETHER OR NOT IN WRITING), FOR THE PURPOSE OF ACQUIRING, HOLDING, VOTING (EXCEPT PURSUANT TO A REVOCABLE PROXY AS DESCRIBED IN THE PROVISO TO SUBPARAGRAPH (II) OF THIS PARAGRAPH (C)) OR DISPOSING OF ANY VOTING SECURITIES OF THE COMPANY;

         PROVIDED, HOWEVER, THAT NOTHING IN THIS PARAGRAPH (C) SHALL CAUSE A PERSON ENGAGED IN BUSINESS AS AN UNDERWRITER OF SECURITIES TO BE THE "BENEFICIAL OWNER" OF, OR TO "BENEFICIALLY OWN," ANY SECURITIES ACQUIRED THROUGH SUCH PERSON'S PARTICIPATION IN GOOD FAITH IN A FIRM COMMITMENT UNDERWRITING UNTIL THE EXPIRATION OF FORTY DAYS AFTER THE DATE OF SUCH ACQUISITION.

                NOTWITHSTANDING ANYTHING CONTAINED IN SUBPARAGRAPHS (II) AND
         (III) OF THIS PARAGRAPH (C), NO NATURAL PERSON WHO HAS THE RIGHT TO VOTE ANY SECURITIES PURSUANT TO AN AGREEMENT APPROVED BY THE BOARD OF DIRECTORS SHALL BE A "BENEFICIAL OWNER" OF, OR TO "BENEFICIALLY OWN," ANY OF SUCH SECURITIES.

               (b) Section 1(g) is deleted.

               (c) Section 2 is amended to delete the words "and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date (as defined below) also be the holders of the Common Shares)."

               (d) Section 18(a) is amended to add at the end of the paragraph the following words: "ANYTHING TO THE CONTRARY NOTWITHSTANDING, IN NO EVENT SHALL THE RIGHTS AGENT BE LIABLE FOR SPECIAL, PUNITIVE, INDIRECT, CONSEQUENTIAL OR INCIDENTAL LOSS OR DAMAGE OF ANY KIND WHATSOEVER (INCLUDING BUT NOT LIMITED TO LOST PROFITS), EVEN IF THE RIGHTS AGENT HAS BEEN ADVISED OF THE LIKELIHOOD OF SUCH LOSS OR DAMAGE, PROVIDED THAT THE RIGHTS AGENT HAS ACTED IN GOOD FAITH UNDER THIS AGREEMENT."

               (e) Section 23 is amended to read in its entirely as follows:

                    SECTION 23. REDEMPTION AND TERMINATION. (A) THE BOARD OF
               DIRECTORS OF THE COMPANY MAY, AT ITS OPTION, AT ANY TIME PRIOR TO THE EARLIER OF (I) THE CLOSE OF BUSINESS ON THE TENTH DAY FOLLOWING THE SHARES ACQUISITION DATE (OR, IF THE SHARES ACQUISITION DATE SHALL HAVE OCCURRED PRIOR TO THE RECORD DATE, THE CLOSE OF BUSINESS ON THE TENTH DAY FOLLOWING THE RECORD
               DATE), OR (II) THE FINAL EXPIRATION DATE, REDEEM ALL BUT NOT LESS THAN ALL THE THEN OUTSTANDING RIGHTS AT A REDEMPTION PRICE OF $.01 PER RIGHT, AS SUCH AMOUNT MAY BE APPROPRIATELY ADJUSTED TO REFLECT ANY SHARES SPLIT, SHARES DIVIDEND OR SIMILAR TRANSACTION OCCURRING AFTER THE DATE HEREOF (SUCH REDEMPTION PRICE BEING HEREINAFTER REFERRED TO AS THE "REDEMPTION PRICE"). NOTWITHSTANDING ANYTHING CONTAINED IN THIS AGREEMENT TO THE CONTRARY, THE RIGHTS SHALL NOT BE EXERCISABLE AFTER THE FIRST OCCURRENCE OF A SECTION 11(A)(II) EVENT UNTIL SUCH TIME AS THE COMPANY'S RIGHT OF REDEMPTION HEREUNDER HAS EXPIRED. THE COMPANY MAY, AT ITS OPTION, PAY THE REDEMPTION PRICE IN CASH, COMMON SHARES (BASED ON THE "CURRENT MARKET PRICE", AS DEFINED IN
               SECTION 11(D)(I) HEREOF, OF THE COMMON SHARES AT THE TIME OF REDEMPTION) OR ANY OTHER FORM OF CONSIDERATION DEEMED APPROPRIATE BY THE BOARD OF DIRECTORS.

                    (b) IMMEDIATELY UPON THE ACTION OF THE BOARD OF DIRECTORS OF
               THE COMPANY ORDERING THE REDEMPTION OF THE RIGHTS, EVIDENCE OF WHICH SHALL HAVE BEEN FILED WITH THE RIGHTS AGENT AND WITHOUT ANY FURTHER ACTION AND WITHOUT ANY NOTICE, THE RIGHT TO EXERCISE THE RIGHTS WILL TERMINATE AND THE ONLY RIGHT THEREAFTER OF THE HOLDERS OF RIGHTS SHALL BE TO RECEIVE THE REDEMPTION PRICE FOR EACH RIGHT SO HELD. PROMPTLY AFTER THE ACTION OF THE BOARD OF DIRECTORS ORDERING THE REDEMPTION OF THE RIGHTS, THE COMPANY SHALL GIVE NOTICE OF SUCH REDEMPTION TO THE RIGHTS AGENT AND THE HOLDERS OF THE THEN OUTSTANDING RIGHTS BY MAILING SUCH NOTICE TO ALL SUCH HOLDERS AT EACH HOLDER'S LAST ADDRESS AS IT APPEARS UPON THE REGISTRY BOOKS OF THE RIGHTS AGENT OR, PRIOR TO THE DISTRIBUTION DATE, ON THE REGISTRY BOOKS OF THE TRANSFER AGENT FOR THE COMMON SHARES. ANY NOTICE WHICH IS MAILED IN THE MANNER HEREIN PROVIDED SHALL BE DEEMED GIVEN, WHETHER OR NOT THE HOLDER RECEIVES THE NOTICE. EACH SUCH NOTICE OF REDEMPTION WILL STATE THE METHOD BY WHICH THE PAYMENT OF THE REDEMPTION PRICE WILL BE MADE.

               (f) Section 26 is amended to read in its entirely as follows:

                    SECTION 26. SUPPLEMENTS AND AMENDMENTS. PRIOR TO THE
               DISTRIBUTION DATE AND SUBJECT TO THE PENULTIMATE SENTENCE OF THIS
               SECTION 26, THE COMPANY AND THE RIGHTS AGENT SHALL, IF THE COMPANY SO DIRECTS, SUPPLEMENT OR AMEND ANY PROVISION OF THIS AGREEMENT WITHOUT THE APPROVAL OF ANY HOLDERS OF CERTIFICATES REPRESENTING COMMON SHARES. FROM AND AFTER THE DISTRIBUTION DATE AND SUBJECT TO THE PENULTIMATE SENTENCE OF THIS SECTION 26, THE COMPANY AND THE RIGHTS AGENT SHALL, IF THE COMPANY SO DIRECTS, SUPPLEMENT OR AMEND THIS AGREEMENT WITHOUT THE APPROVAL OF ANY HOLDERS OF RIGHTS CERTIFICATES IN ORDER (I) TO CURE ANY AMBIGUITY, (II) TO CORRECT OR SUPPLEMENT ANY PROVISION CONTAINED HEREIN WHICH MAY BE DEFECTIVE OR INCONSISTENT WITH ANY OTHER PROVISIONS HEREIN, (III) TO SHORTEN OR LENGTHEN ANY TIME PERIOD HEREUNDER, OR (IV) TO CHANGE OR SUPPLEMENT THE PROVISIONS HEREUNDER IN ANY MANNER WHICH THE COMPANY MAY DEEM NECESSARY OR DESIRABLE AND WHICH SHALL NOT ADVERSELY AFFECT THE INTERESTS OF THE HOLDERS OF RIGHTS CERTIFICATES (OTHER THAN AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF SUCH PERSON); PROVIDED, THIS AGREEMENT MAY NOT BE SUPPLEMENTED OR AMENDED TO LENGTHEN, PURSUANT TO CLAUSE (III) OF THIS SENTENCE, (A) A TIME PERIOD RELATING TO WHEN THE RIGHTS MAY BE REDEEMED AT SUCH TIME AS THE RIGHTS ARE NOT THEN REDEEMABLE, OR (B) ANY OTHER TIME PERIOD UNLESS SUCH LENGTHENING IS FOR THE PURPOSE OF PROTECTING, ENHANCING OR CLARIFYING THE RIGHTS OF, AND/OR THE BENEFITS TO, THE HOLDERS OF RIGHTS. UPON THE DELIVERY OF A CERTIFICATE FROM AN APPROPRIATE OFFICER OF THE COMPANY WHICH STATES THAT THE PROPOSED SUPPLEMENT OR AMENDMENT IS IN COMPLIANCE WITH THE TERMS OF THIS
               SECTION 26, THE RIGHTS AGENT SHALL EXECUTE SUCH SUPPLEMENT OR AMENDMENT. NOTWITHSTANDING ANYTHING CONTAINED IN THIS AGREEMENT TO THE CONTRARY, NO SUPPLEMENT OR AMENDMENT SHALL BE MADE WHICH CHANGES THE REDEMPTION PRICE, THE FINAL EXPIRATION DATE, THE PURCHASE PRICE OR THE NUMBER OF ONE ONE-HUNDREDTHS OF A SHARE OF PREFERRED SHARES FOR WHICH A RIGHT IS EXERCISABLE. PRIOR TO THE DISTRIBUTION DATE, THE INTERESTS OF THE HOLDERS OF RIGHTS SHALL BE DEEMED COINCIDENT WITH THE INTERESTS OF THE HOLDERS OF COMMON SHARES.

                    (g) Section 28 is amended to read in its entirely as
               follows:

                    SECTION 28. DETERMINATIONS AND ACTIONS BY THE BOARD OF
               DIRECTORS, ETC. FOR ALL PURPOSES OF THIS AGREEMENT, ANY CALCULATION OF THE NUMBER OF COMMON SHARES OUTSTANDING AT ANY PARTICULAR TIME, INCLUDING FOR PURPOSES OF DETERMINING THE PARTICULAR PERCENTAGE OF SUCH OUTSTANDING COMMON SHARES OF WHICH ANY PERSON IS THE BENEFICIAL OWNER, SHALL BE MADE IN ACCORDANCE WITH THE LAST SENTENCE OF RULE 13D-3(D)(L)(I) OF THE GENERAL RULES AND REGULATIONS UNDER THE EXCHANGE ACT. THE BOARD OF DIRECTORS OF THE COMPANY SHALL HAVE THE EXCLUSIVE POWER AND AUTHORITY TO ADMINISTER THIS AGREEMENT AND TO EXERCISE ALL RIGHTS AND POWERS SPECIFICALLY GRANTED TO THE BOARD OR TO THE COMPANY, OR AS MAY BE NECESSARY OR ADVISABLE IN THE ADMINISTRATION OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, THE RIGHT AND POWER TO
               (I) INTERPRET THE PROVISIONS OF THIS AGREEMENT, AND (II) MAKE ALL DETERMINATIONS DEEMED NECESSARY OR ADVISABLE FOR THE ADMINISTRATION OF THIS AGREEMENT (INCLUDING A DETERMINATION TO REDEEM OR NOT REDEEM THE RIGHTS OR TO AMEND THE AGREEMENT). ALL SUCH ACTIONS, CALCULATIONS, INTERPRETATIONS AND DETERMINATIONS (INCLUDING, FOR PURPOSES OF CLAUSE (Y) BELOW, ALL OMISSIONS WITH RESPECT TO THE FOREGOING) WHICH ARE DONE OR MADE BY THE BOARD IN GOOD FAITH, SHALL (X) BE FINAL, CONCLUSIVE AND BINDING ON THE COMPANY, THE RIGHTS AGENT, THE HOLDERS OF THE RIGHTS AND ALL OTHER PARTIES, AND (Y) NOT SUBJECT THE BOARD OR THE CONTINUING DIRECTORS TO ANY LIABILITY TO THE HOLDERS OF THE RIGHTS.

                    (h) Exhibit C is amended to read in its entirely as attached as Annex 1.

                    (i) All references in the Rights Agreement to "Chemical
               Mellon Shareholder Services L.L.C." are changed to "ChaseMellon Shareholder Services L.L.C."

3. OTHER TERMS UNCHANGED. Except as amended by this Amendment No. 1, the Rights Agreement shall remain in full force and effect.


4. GOVERNING LAW. This Amendment No. 1 shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.

5. COUNTERPARTS. This Amendment No. 1 may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

6. DESCRIPTIVE HEADINGS. Descriptive headings of the several Sections of this Amendment No. 1 are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     IN WITNESS WHEREOF, the parties signing below have caused this Amendment No. 1 to be duly executed and their respective corporate seals to be affixed to this Amendment No. 1 and attested, all as of the day and year first above written.

Attest:                                    RECOTON CORPORATION


By: /s/ Joseph H. Massot                   By: /s/ Stuart Mont
    ---------------------------                -------------------------------
    Name:  Joseph H. Massot                   Name:  Stuart Mont
    Title: Secretary                          Title: Executive Vice President-
                                                             Operations



Attest:                                    CHASEMELLON SHAREHOLDER
                                           SERVICES L.L.C.


By: /s/ Laura R. Picone                   By: /s/ Jocelyn Montrose
    ----------------------------               -------------------------------
  Name:  Laura R. Picone                      Name:  Jocelyn Montrose
  Title: Vice President                       Title: Relationship Manager

                                                                  ANNEX 1


                          SUMMARY OF RIGHTS TO PURCHASE
                                PREFERRED SHARES

          On October 27, 1995, the Board of Directors of Recoton Corporation (the "Company") declared a dividend of one Right for each outstanding Common Share of the Company, par value $.20 per share (the "Common Shares"), to shareholders of record at the close of business on November 10, 1995. Each Right entitles the registered holder to purchase from the Company a unit consisting of one one-hundredth of a share of Series A Junior Participating Preferred Share, par value $1.00 per share (the "Preferred Shares"), at a Purchase Price of $100.00 per unit of one one-hundredth of a share, subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement, as amended (the "Rights Agreement") between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent.

          Initially, the Rights will be attached to all Common Shares certificates representing shares then outstanding, and no separate Rights Certificates will be distributed. A Distribution Date will occur and the Rights will separate from the Common Shares upon the earliest of (i) ten days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the Common Shares then outstanding* (the "Shares Acquisition Date"), or (ii) ten business days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 20% or more of such outstanding Common Shares (unless such tender offer or exchange offer is an offer for all outstanding Common Shares which a majority of the unaffiliated Directors who are not officers of the Company determine to be fair to and otherwise in the best interests of the Company and its shareholders).

          Until the Distribution Date, (i) the Rights will be evidenced by the Common Share certificates and will be transferred with and only with such Common Share certificates, (ii) new Common Shares certificates issued after November 10, 1995 will contain a notation incorporating the Rights Agreement by reference, and (iii) the surrender for transfer of any certificates for Common Shares outstanding will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate.

          The Rights are not exercisable until the Distribution Date and will expire at the close of business on November 10, 2005, unless earlier redeemed by the Company as described below.

--------
* Under the Rights Agreement, for purposes of calculating percentages of Common Shares outstanding, Common Shares outstanding shall include all Common Shares deemed to be beneficially owned by a person and its affiliates and associates, even if not actually then outstanding.

          As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except (i) with respect to certain Common Shares issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of certain securities of the Company, or (ii) as otherwise determined by the Board of Directors, only Common Shares issued prior to the Distribution Date will be issued with Rights.

          In the event that a person becomes the beneficial owner of 20% or more of the then outstanding Common Shares (except pursuant to an offer for all outstanding Common Shares which a majority of the Directors who are not officers of the Company and who are not affiliates or associates of such person determine to be fair to and otherwise in the best interests of the Company and its shareholders) (a "Flip-in Event"), each holder of a Right will thereafter have the right to receive, upon payment of the Purchase Price, Common Shares (or, in certain circumstances, cash, property or other securities of the Company) having a value (based on a formula set forth in the Rights Agreement) equal to two times the Purchase Price of the Right. Notwithstanding any of the foregoing, following the occurrence of the Flip-in Event, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by an Acquiring Person (or by certain related parties) will be null and void. However, Rights are not exercisable following the occurrence of the Flip-in Event until such time as the Rights are no longer redeemable by the Company as set forth below.

          For example, at a Purchase Price of $100.00 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following a Flip-in Event would entitle its holder to purchase $200.00 worth of Common Shares (or other consideration, as noted above) determined pursuant to a formula set forth in the Rights Agreement, for $100.00. Assuming that the Common Shares had a per share value of $25.00 at such time (as determined pursuant to such formula), the holder of each valid Right would be entitled to purchase eight Common Shares for $100.00.

          In the event that, at any time following the Shares Acquisition Date,
(i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation or in which it is the surviving corporation but its Common Shares are changed or exchanged (other than a merger meeting certain conditions which follows an offer for all outstanding Common Shares which a majority of the unaffiliated Directors who are not officers of the Company determine to be fair to and otherwise in the best interests of the Company and its shareholders), or (ii) 50% or more of the Company's assets, earning power or cash flow is sold or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon payment of the Purchase Price, common shares of the acquiring company having a value equal to two times the exercise price of the Right. The events set forth in this paragraph and the Flip-in Event described in the second preceding paragraph are referred to as the "Triggering Events."

          The Purchase Price payable, and the number of units of one one-hundredths of a stock of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a shares dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) if holders of the Preferred Shares are granted certain rights or warrants to subscribe for Preferred Shares or convertible securities at less than the current market price of the Preferred Shares, or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding cash dividends not in excess of 200% of regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

          With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional Preferred Shares (other than fractions of one one-hundredth of a share, or integral multiples thereof) will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading date prior to the date of exercise.

          At any time until ten days following the Shares Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (payable in cash, Common Shares or other consideration deemed appropriate by the Board of Directors). Immedi ately upon the action of the Board of Directors ordering redemption of the Rights, with, where required, the concurrence of such Continuing Directors, the Rights will terminate and the only right of the holders of Rights will be to receive the $.01 redemption price.

          Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to shareholders or to the Company, shareholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Shares (or other consideration) of the Company or for common shares of the acquiring company as set forth above, or are redeemed as provided in the second preceding paragraph.

          Other than certain provisions relating to the principal economic terms of the Rights, any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights (other than an Acquiring Person or an affiliate or associate thereof), or to shorten or lengthen any time period under the Rights Agreement; PROVIDED, however, that no amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable.

          The Rights have certain anti-takeover effects. Exercise of the Rights will cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Company's Board of Directors. The existence of Rights, however, should not affect an offer at a fair price and otherwise in the best interests of the Company and its shareholders as determined by the Board of Directors. The Rights should not interfere with any merger or other business combination approved by the Board of Directors since the Board of Directors may, at its option, at any time until ten days following the Shares Acquisition Date redeem all but not less than all of the then outstanding Rights at the $.01 redemption price.

          A copy of the Rights Agreement and Amendment No. 1 have been filed with the Securities and Exchange Commission as Exhibits to a Registration Statement on Form 8-A. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.